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                                                                    EXHIBIT 4.1
                                OROAMERICA, INC.
                             STOCK OPTION AGREEMENT


            This Stock Option Agreement (the "Agreement") is made and entered into as of March 18, 1996, by and between OROAMERICA, INC., a Delaware corporation (the "Company"), and RONALD A. KATZ ("Optionee"), with reference to the following facts:

            A. The Company has granted to Optionee a stock option for the number of shares, at the price per share and on the terms set forth in this Agreement, pursuant to resolutions duly adopted by the Board of Directors of the Company on March 18, 1996 (the "Date of Grant").

            B. The parties desire to enter into this Agreement in order to memorialize the terms of the stock option granted to Optionee.

            NOW, THEREFORE, the parties agree as follows:

      1.    Grant of Option

            The Company has granted to Optionee the right and option (hereinafter referred to as the "Option") to purchase from time to time all or any part of an aggregate of 5,000 shares (the "Option Shares") of the Common Stock, $.001 par value, of the Company ("Common Stock") on the terms and conditions set forth in this Agreement.

      2.    Purchase Price

            The purchase price (the "Exercise Price") of each Option Share shall be $4.6875.

      3.    Option Period

            The Option shall commence on the Date of Grant and shall expire, and all rights to purchase Option Shares shall terminate, at the close of business on the day immediately preceding the tenth anniversary of the Date of Grant, unless terminated earlier as provided in this Agreement. Subject to the foregoing and to Paragraph 9.3, the Option shall be exercisable during its term as to: 20% of the Option Shares during the twelve months beginning on the first anniversary of the Date of Grant; an additional 20% of the Option Shares during the twelve months beginning on the second anniversary of the Date of Grant; an additional 20% of the Option Shares during the twelve months beginning on the third anniversary of the Date of Grant; an additional 20% of the Option Shares during the twelve months beginning on the fourth anniversary of the Date of Grant; and an additional 20% of the Option Shares during the twelve months beginning on the fifth anniversary of the Date of Grant; provided, however, if Optionee shall not in any period purchase all of the Option Shares which Optionee is entitled to purchase in such period, Optionee may purchase all or any part of such Option Shares at any time after the end of such period and prior to the expiration of the Option.



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      4.    Exercise of Option

            The Option shall be exercised (in whole or in part) by delivering this Agreement for endorsement to the Company, at its principal office, attention of the Corporate Secretary, together with a Notice and Agreement of Exercise (in the form attached hereto or specified from time to time by the Committee) indicating the number of Option Shares Optionee wishes to purchase and full payment of the Exercise Price of such Option Shares. Payment shall be made in cash, by cashier's or certified check, or by surrender of previously owned shares of the Common Stock valued at fair market value on the date of exercise (if the Committee authorizes payment in stock). The minimum number of shares as to which the Option may be exercised at any time is ten. In no event shall the Company be required to issue or transfer fractional shares.

      5.    Directorship of Optionee

            5.1 Except as provided in Paragraph 5.2, Optionee may not exercise the Option unless Optionee serves as a director of the Company continuously from the Date of Grant to the date of exercise.

            5.2 Upon the termination of Optionee's service as a director of the Company for any reason, the Option (a) to the extent then presently exercisable, shall remain exercisable only for a period of ninety (90) days after the date of such termination of service and may be exercised pursuant to the provisions hereof, including expiration at the end of the fixed term thereof, and (b) to the extent not then presently exercisable, shall terminate as of the date of such termination of service and shall not be exercisable thereafter.

      6.    Securities Laws Requirements

            6.1 The Option shall not be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws and all other require ments of law or any regulatory bodies having jurisdiction over such exercise or issuance and delivery have been fully complied with. The Company shall have no obligation to file any Registration Statement covering resales of the Option Shares.

            6.2 Upon each exercise of the Option, Optionee shall represent, warrant and agree, by the Notice and Agreement of Exercise delivered to the Company, that (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act or any other applicable federal or state securities laws, (b) Optionee will furnish to the Company a copy of each Form 4 filed by Optionee pursuant to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and will timely file all reports required under federal securities laws, and (c) Optionee will report all sales of Option Shares to the Company in writing on the form pre scribed from time to time by the Company. All certificates for Option Shares may be imprinted with legend conditions reflecting federal and state securities law restrictions and conditions and the Company may comply therewith and issue "stop transfer" instructions to its transfer agents and registrars without liability.



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      7.    Withholding Taxes

            The Committee shall have the right at the time of exercise of the Option to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise, to ensure the payment of any such taxes.

      8.    Non-transferability of Option

            The Option shall be transferable only by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order," as defined in the Internal Revenue Code of 1986, as amended. Subject to the foregoing, the Option shall be exercisable during Optionee's lifetime only by Optionee or by Optionee's legal representative. Without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition contrary to the provisions of this Agreement, and the levy of any execution, attachment or similar process thereupon, shall be null and void and without effect.

      9.    Changes in Capitalization

            9.1 The number and class of shares subject to the Option, the Exercise Price (but not the total price) and the minimum number of shares as to which the Option may be exercised at any one time shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock of the Company which results from a split-up or consolidation of shares, payment of a stock dividend or stock dividends exceeding a total of five percent for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment, so that upon exercise of the Option, Optionee shall receive the number and class of shares Optionee would have received had Optionee been the holder of the number of shares of Common Stock for which the Option is being exercised upon the date of such change or increase or decrease in the number of issued shares of the Company.

            9.2 Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or in which the Company survives as a subsidiary of another corporation, a sale of all or substantially all of the property of the Company to another corporation or any dividend or distribution to shareholders of more than ten percent of the Company's assets, adequate adjustment or other provisions shall be made by the Company or other party to such transaction so that there shall remain and/or be substituted for the Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for the Option Shares then remaining under the Option, as if Optionee had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.



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            9.3 If a change of control ("Change in Control") of the Company occurs while the Option is outstanding, the Option shall immediately become and shall thereafter be exercisable in full. A Change in Control of the Company shall be deemed to have occurred (a) on the date the Company first has actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) has become the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities or (b) on the date the shareholders of the Company approve (i) a merger of the Company with or into any other corporation in which the Company is not the surviving corporation or in which the Company survives as a subsidiary of another corporation, (ii) a consolidation of the Company with any other corporation, or (iii) the sale or disposition of all or substantially all of the Company's assets or a plan of complete liquidation.

      10.   Misconduct of Optionee

            Notwithstanding any other provision of this Agreement, all unexercised Options held by Optionee hereunder shall automatically terminate as of the date Optionee's directorship is terminated, if such directorship is terminated on account of any act of fraud, embezzlement, misappropriation or conversion of assets or opportunities of the Company. Upon such termination of the Option, Optionee shall forfeit all rights and benefits under this Agreement.

      11.   Privileges of Ownership

            Optionee shall not have any of the rights of a stockholder with respect to the shares covered by the Option except to the extent that share certificates have actually been issued and registered in Optionee's name on the books of the Company or its registrar upon the due exercise of the Option. The Company shall be allowed a reasonable time following notice of exercise in which to accomplish the issuance and registration.

      12.   Notices

            Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of its Corporate Secretary at 443 North Varney Street, Burbank, California 91502, and any notice to be given to Optionee shall be addressed to Optionee at Optionee's address appear ing on the records of the Company, or at such other address or addresses as either party may hereafter designate in writing to the other. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope, addressed as herein required and deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States Government.

      13.   Governing Law.

            This Agreement shall be construed in accordance with, and governed by, the laws of the State of California.



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            IN WITNESS WHEREOF, the Company and Optionee have executed this
Agreement as of the Date of Grant.



                                               "OPTIONEE"


                                               /s/ Ronald A. Katz
                                               -------------------------------
                                               Ronald A. Katz


                                               "COMPANY"


                                               OROAMERICA, INC.



                                               By: /s/ Guy Benhamou
                                               -------------------------------
                                                   Guy Benhamou, President




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                                OROAMERICA, INC.
                        NOTICE AND AGREEMENT OF EXERCISE
                                 OF STOCK OPTION


                                                            _____________,____

            I hereby exercise my OroAmerica, Inc., Stock Option dated March 18, 1996, as to ____________ shares of OroAmerica, Inc. common stock, $.001 par value (the "Option Shares").

            Enclosed are the documents and payment specified in Paragraph 4 of my Option Agreement. I understand that no Option Shares will be issued and delivered to me unless and until any applicable registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery have been fully complied with. I hereby represent, warrant and agree, to and with OroAmerica, Inc. (the "Company"), that:

            a. The Option Shares are being acquired for my account, and no other person (except, if I am married, my spouse) will own any interest therein.

            b. I will not sell or dispose of my Option Shares in violation of the Securities Act or any other applicable federal or state securities laws.

            c. The Company may, without liability, place legend conditions upon the Option Shares and issue "stop transfer" restrictions requiring compliance with applicable securities laws and the terms of my Option Agreement.

            d. So long as I am subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, I will furnish to the Company a copy of each Form 4 filed by me and will timely file all reports required under the federal securities laws.

            e. I will report to the Company all sales of Option Shares on the form prescribed from time to time by the Company.

            The Option Shares specified above are to be issued in the following registration (husband and wife will be shown to be joint tenants unless I state that the Option Shares will be held as community property or as tenants in common):



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     (Print your name)                                   (Signature)



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(Option - Print name of spouse if
    you wish joint registration)              --------------------------------
                                                            Address